As filed with the Securities and Exchange Commission on August 9, 2006
Registration No. 333-133874

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1389	39-0126090
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor M. Perez
Chief Financial Officer
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrews Kurth LLP	Shearman & Sterling LLP
600 Travis, Suite 4200	599 Lexington Avenue
Houston, Texas 77002	New York, New York 10022
(713) 220-4200	(212) 848-4000
Attn: Robert V. Jewell	Attn: Bruce Czachor

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(2)	Registration Fee(2)

Common stock, par value $0.01 per share(1)	$43,815,000	$4,689(3)

(1)	Includes shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	The registrant has previously paid fees of $9,844.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Amendment No. 5 to the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. (SEC File No. 333-133874) is being filed to amend a previously filed Exhibit 5.1.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.
      (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.
      (b) Financial Statement Schedules. No financial statement schedules are included in Part II of this registration statement because the information required to be set forth herein is not applicable or is shown in our consolidated financial statements or the notes thereto.

II-1

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 8th day of August, 2006.

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Victor M. Perez

Victor M. Perez
Chief Financial Officer
     Pursuant to requirements of the Securities Act, this amendment has been signed on August 8, 2006 by the following persons in the capacities indicated.

* Munawar H. Hidayatallah Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	* David Wilde President and Chief Operating Officer

/s/ Victor M. Perez Victor M. Perez Chief Financial Officer (Principal Financial Officer)	* Bruce Sauers Chief Accounting Officer (Principal Accounting Officer)

* Jeffrey R. Freedman Director	* Victor F. Germack Director

* Thomas E. Kelly Director	John E. McConnaughy, Jr. Director

* Jens H. Mortensen, Jr. Director	* Robert E. Nederlander Director

* Leonard Toboroff Director	* Thomas O. Whitener, Jr. Director

*By: /s/ Victor M. Perez Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit		Description

1	.1**	Form of Underwriting Agreement.
2.1		First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated September 14, 1988, which includes the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 (incorporated by reference to Registrant’s Current Report on Form 8-K dated December 1, 1988).
2.2		Agreement and Plan of Merger dated as of May 9, 2001 by and among Registrant, Allis-Chalmers Acquisition Corp. and OilQuip Rentals, Inc. (incorporated by reference to Registrant’s Current Report on Form 8-K filed May 15, 2001).
2.3		Stock Purchase Agreement dated February 1, 2002 by and between Registrant and Jens H. Mortensen, Jr. (incorporated by reference to Registrant’s Current Report on Form 8-K filed February 21, 2002).
2.4		Shareholders Agreement dated February 1, 2002 by and among Jens’ Oilfield Service, Inc., a Texas corporation, Jens H. Mortensen, Jr., and Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
2.5		Stock Purchase Agreement dated February 1, 2002 by and among Registrant, Energy Spectrum Partners LP, and Strata Directional Technology, Inc. (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
2.6		Joint Venture Agreement dated June 27, 2003 by and between Mountain Compressed Air, Inc. and M-I L.L.C. (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
2.7		Stock Purchase Agreement dated as of December 20, 2005 between the Registrant and Joe Van Matre (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).
2.8		Stock Purchase Agreement, dated as of April 27, 2006, by and among Bridas International Holdings Ltd., Bridas Central Company Ltd., Associated Petroleum Investors Limited, and the Registrant. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006)
3.1		Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
3.2		Certificate of Designation, Preferences and Rights of the Series A 10% Cumulative Convertible Preferred Stock ($.01 Par Value) of Registrant (incorporated by reference to Registrant’s Current Report on Form 8-K filed February 21, 2002).
3.3		Amended and Restated By-laws of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
3.4		Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on June 9, 2004 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
3.5		Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on January 5, 2005 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 11, 2005).
4.1		Specimen Stock Certificate of Common Stock of Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.2		Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
4.3		Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.4		Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc., including form of warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 21, 2002).

Exhibit		Description

4	.5†	2003 Incentive Stock Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).
4	.6†	Form of Option Certificate issued pursuant to 2003 Incentive Stock Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).
4.7		Form of warrant issued to Investors pursuant to Stock and Warrant Purchase Agreement dated April 2, 2004 by and among Registrant and Donald Engel, Christopher Engel, Engel Defined Benefit Plan, RER Corp. and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.8		Registration Rights Agreement dated April 2, 2004 by and between Registrant and the Stockholder signatories thereto (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.9		Warrant dated May 19, 2004, issued to Jeffrey R. Freedman (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
4.10		Amendment to 2003 Stock Option Plan (incorporated by reference to Quarterly Report of Form 10-Q for the quarter ended September 30, 2005).
4.11		Indenture dated as of January 18, 2006 by and among the Registrant, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.12		Form of 9.0% Senior Note due 2014 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
5	.1*	Opinion of Andrews Kurth LLP regarding the legality of the securities being registered hereby.
9.1		Shareholders Agreement dated February 1, 2002 by and among Registrant and the stockholder and warrant holder signatories thereto (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
10.1		Amended and Restated Retiree Health Trust Agreement dated September 14, 1988 by and between Registrant and Wells Fargo Bank (incorporated by reference to Exhibit C-1 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.2		Amended and Restated Retiree Health Trust Agreement dated September 18, 1988 by and between Registrant and Firstar Trust Company (incorporated by reference to Exhibit C-2 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.3		Reorganization Trust Agreement dated September 14, 1988 by and between Registrant and John T. Grigsby, Jr., Trustee (incorporated by reference to Exhibit D of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.4		Product Liability Trust Agreement dated September 14, 1988 by and between Registrant and Bruce W. Strausberg, Trustee (incorporated by reference to Exhibit E of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10	.5†	Allis-Chalmers Savings Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
10	.6†	Allis-Chalmers Consolidated Pension Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
10.7		Agreement dated as of March 31, 1999 by and between Registrant and the Pension Benefit Guaranty Corporation (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
10.8		Letter Agreement dated May 9, 2001 by and between Registrant and the Pension Benefit Guarantee Corporation (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2002).
10.9		Termination Agreement dated May 9, 2001 by and among Registrant, the Pension Benefit Guarantee Corporation and others (incorporated by reference to Registrant’s Current Report on Form 8-K filed on May 15, 2002).

Exhibit		Description

10	.10†	Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
10	.11†	Employment Agreement dated July 1, 2003 by and between AirComp LLC and Terry Keane (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
10.12		Letter Agreement dated February 13, 2004 by and between Registrant and Morgan Joseph & Co., Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10	.13†	Employment Agreement dated as of April 1, 2004 by and between Registrant and Munawar H. Hidayatallah (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10	.14†	Employment Agreement dated as of April 1, 2004 by and between Registrant and David Wilde (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.15		Fifth Amendment to Credit Agreement dated as of April 6, 2004 by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.16		Third Amendment to Credit Agreement dated as of April 6, 2004 by and between Jens’ Oilfield Service, Inc. and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.17		Letter Agreement dated June 8, 2004 by and between the Registrant and Morgan Keegan & Company, Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10	.18†	Employment Agreement dated July 26, 2004 by and between the Registrant and Victor M. Perez (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.19		Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.20		Amendment to Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.21		Letter Agreement relating to Stock Purchase Agreement dated August 5, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.22		Addendum to Stock Purchase Agreement dated September 24, 2004 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on September 30, 2004).
10	.23†	Employment Agreement dated October 11, 2004, by and between the Registrant and Theodore F. Pound III (incorporated by reference to Registrant’s Current Report on Form 8-K filed on October 15, 2004).
10.24		Asset Purchase Agreement dated November 10, 2004 by and among AirComp LLC, a Delaware limited liability company, Diamond Air Drilling Services, Inc., a Texas corporation, Marquis Bit Co., L.L.C., a New Mexico limited liability company, Greg Hawley and Tammy Hawley, residents of Texas and Clay Wilson and Linda Wilson, residents of New Mexico (incorporated by reference to the Current Report on Form 8-K filed on November 15, 2004).
10.25		Amended and Restated Credit Agreement dated as of December 7, 2004, by and between AirComp LLC and Wells Fargo Bank, NA (incorporated by reference to Registrant’s Current Report on Form 8-K filed on December 13, 2004).
10.26		Purchase Agreement and related Agreements by and among Allis-Chalmers Corporation, Chevron USA, Inc., Dale Redman and others dated December 10, 2004 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 16, 2004).
10.27		Stock Purchase Agreement dated April 1, 2005 by and among the Registrant, Thomas Whittington, Sr., Werlyn R. Bourgeois and SAM and D, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 5, 2005).

Exhibit		Description

10.28		Stock Purchase Agreement effective May 1, 2005, by and among the Registrant, Wesley J. Mahone, Mike T. Wilhite, Andrew D. Mills and Tim Williams (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 6, 2005).
10.29		Purchase Agreement dated July 11, 2005 by and among the Registrant, Mountain Compressed Air, Inc. and M-I, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 15, 2005).
10.30		Asset Purchase Agreement dated July 11, 2005 by and among AirComp LLC, W.T. Enterprises, Inc. and William M. Watts (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 15, 2005).
10.31		First Amendment to Stockholder Agreement by and among the Registrant and the Stockholders named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 5, 2005).
10.32		Asset Purchase Agreement by and between Patterson Services, Inc. and Allis-Chalmers Tubular Services, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 8, 2005).
10.33		Purchase Agreement dated as of January 12, 2006 by and among the Registrant, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
10.34		Registration Rights Agreement dated as of January 18, 2006 by and among the Registrant, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
10.35		Amended and Restated Credit Agreement dated as of January 18, 2006 by and among the Registrant, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, RBC Capital Markets, as lead arranger and sole bookrunner, and the lenders party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
10.36		Stock Purchase Agreement dated December 20, 2005, by and between Allis-Chalmers Energy, Inc. and Joe Van Matie (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 22, 2006).
16.1		Letter from Gordon Hughes & Banks LLP dated October 5, 2004 to the Securities and Exchange Commission (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 6, 2004).
21.1		Subsidiaries of Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).
23	.1**	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23	.2**	Consent of Gordon, Hughes and Banks, LLP.
23	.3**	Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC.
23	.4**	Consent of Curtis Blakely & Co., PC.
23	.5**	Consent of Accounting & Consulting Group, LLP.
23	.6**	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23	.7**	Consent of Sibille (formerly Finsterbusch Pickenhayn Sibille).
23	.8*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney (previously filed on the signature page of this registration statement).

*	Filed herewith.

**	Previously filed.

†	Compensation plan or arrangement.